UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

Genasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16262 West Bernardo Drive
San Diego, California 92127

(Address of Principal Executive Offices)
____________________

858-676-1112
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.00001 par value per share	GNSS	NASDAQ Capital Market

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, Genasys Inc. (the “Company”) announced the appointment of Susan Lee and Caltha Seymour to the Board of Directors (the “Board”) of the Company effective September 1, 2021, with each of their respective terms continuing until the Annual Meeting of Stockholders of the Company in 2022 and until their respective successors are duly elected and qualified, unless Ms. Lee or Seymour sooner dies, retires or resigns. The Board has determined that each of Ms. Lee and Ms. Seymour satisfies the current “independent director” standards established by the rules of The Nasdaq Stock Market.

Each of Ms. Lee and Ms. Seymour will receive director compensation in accordance with the Company’s standard remuneration for its non-employee directors, which provides annual cash compensation of $30,000, paid quarterly, as well as an annual time-vesting restricted stock unit (“RSU”) grant in the amount of up to 30,000 shares of common stock at each Annual Meeting of Stockholders. The annual compensation payable to independent directors is subject to an aggregate cap of $1,250,000, which may reduce the number of shares included in the annual RSU grants. Each of Ms. Lee and Ms. Seymour will receive a pro-rated initial RSU grant of 17,500 shares of common stock based on the date of their appointment Board.

In addition, it is anticipated that each of Ms. Lee and Ms. Seymour will enter into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2013, and incorporated herein by reference.

There are no other arrangements or understandings between either of Ms. Lee or Ms. Seymour and any other person pursuant to which Ms. Lee or Ms. Seymour was selected to serve on the Board. There are no family relationships between either of Ms. Lee or Ms. Seymour and any director or executive officer of the Company, and neither of Ms. Lee nor Ms. Seymour has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01         Regulation FD Disclosure

On August 18, 2021, the Company issued a press release announcing the appointment of Ms. Lee and Ms. Seymour to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits:

99.1	Press Release of Genasys Inc., dated August 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2021
Genasys Inc.

By:	/s/ Dennis D. Klahn
Dennis D. Klahn
Chief Financial Officer